                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           ACME-CLEVELAND CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/X/  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

                      [ACME-CLEVELAND CORPORATION LOGO]

                                 June   , 1996

Dear Shareholder:

     I am pleased to inform you that Acme-Cleveland Corporation
("Acme-Cleveland") has entered into an Agreement and Plan of Merger with Danaher Corporation ("Danaher") and WEC Acquisition Corp. ("WEC"), a wholly owned subsidiary of Danaher, pursuant to which WEC will purchase all of the issued and outstanding shares of Acme-Cleveland and the related stock purchase rights not already owned by Danaher for $30 per share in cash.

     Danaher's outstanding tender offer has been amended to increase the offer price to $30 per share and to extend the expiration of the tender offer until July 2, 1996. Following the completion of the tender offer, WEC will be merged into Acme-Cleveland and any shares not acquired by Danaher in the tender offer will be exchanged for the same cash price per share paid in the tender offer. The amended tender offer remains subject to certain conditions, including the acquisition of a majority of Acme-Cleveland shares on a fully diluted basis, including shares owned by Danaher, pursuant to the tender offer, the acquisition of shares pursuant to the offer being approved by Acme-Cleveland's shareholders under the Ohio Control Share Acquisition Act, and certain other conditions.

     Under Ohio law, WEC may not consummate the purchase of any shares tendered pursuant to the amended tender offer unless and until Acme-Cleveland's shareholders authorize the proposed control share acquisition by WEC. Acme-Cleveland has set July 2, 1996 as the date on which the previously adjourned meeting of Acme-Cleveland's shareholders to vote upon the "control share acquisition" will be reconvened and has set June 13, 1996 as the new record date for such meeting.

     The Board of Directors believes that the increase in the offer from $27 to $30 per share, combined with the negotiated terms of the Merger Agreement, provide significant improvements over the original offer made by Danaher. As a result of these considerations and a number of other factors more fully described in Amendment No. 5 to Acme-Cleveland Corporation's Schedule 14D-9, the Board of Directors unanimously approved the Agreement and Plan of Merger, the amended offer, and the merger on May 31, 1996. In order to consummate the offer and the merger, however, Acme-Cleveland's shareholders must first authorize the control share acquisition by WEC. We urge you to consider carefully the attached Supplemental Proxy Statement and the Supplement to the Offer to Purchase of Danaher and WEC, dated June 5, 1996 and Amendment No. 5 to Acme-Cleveland's
Schedule 14D-9, each of which has previously been mailed to you, in determining whether to vote FOR the authorization of the control share acquisition by WEC.

     The Board of Directors believes that the Agreement and Plan of Merger and the terms of the amended offer and the merger are fair to and in the best interests of Acme-Cleveland's shareholders and recommends that the shareholders vote FOR the authorization of WEC's control share acquisition and tender their shares pursuant to WEC's amended tender offer.

                                            Sincerely,

                                            /s/ DAVID L. SWIFT
                                            David L. Swift
                                            Chairman, President and
                                            Chief Executive Officer

                        ACME-CLEVELAND CORPORATION LOGO
30100 Chagrin Boulevard           Pepper Pike, Ohio 44124

                                 June   , 1996

              NOTICE OF RECONVENED SPECIAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

     A special meeting of shareholders of Acme-Cleveland Corporation (the "Corporation"), called pursuant to the requirements of Section 1701.831 of the Ohio Revised Code, was convened on Thursday, April 25, 1996, and was subsequently adjourned. The reconvened special meeting will be held at 10:00 a.m. on July 2, 1996 in the Third Floor Conference Room in the Corporate Circle Building, 30100 Chagrin Boulevard, Pepper Pike, Ohio 44124-5705 (where the Corporation's offices are also located). The reconvened special meeting will be held solely for the purpose of considering and voting upon the authorization required by Section 1701.831 of the Ohio Revised Code to permit the proposed control share acquisition (the "Control Share Acquisition") by WEC Acquisition Corp. ("WEC"), a wholly owned subsidiary of Danaher Corporation, of all outstanding Common Shares, $1.00 par value, of the Corporation (and the associated rights) ("Common Shares") and all outstanding Series A Convertible Preferred Shares, without par value, of the Corporation (the "Preferred Shares"; with the Common Shares, collectively, the "Shares") pursuant to WEC's amended tender offer at the increased price of $30.00 per Share.

     Shareholders of record at the close of business on June 13, 1996 are entitled to vote at the reconvened special meeting and at any adjournment thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AUTHORIZATION OF WEC'S CONTROL SHARE ACQUISITION.

                                          /s/ DAVID L. SWIFT
                                          David L. Swift
                                          Chairman of the Board and
                                          Chief Executive Officer

                                   IMPORTANT

     Your prompt dating, signing, and returning of the enclosed WHITE proxy card with the BLUE STRIPE in the enclosed envelope would be appreciated. If you attend the special meeting, you may nevertheless vote in person should you desire. The return of proxies is important, regardless of the number of shares owned.

                          SUPPLEMENTAL PROXY STATEMENT
                                       OF
                           ACME-CLEVELAND CORPORATION
               FOR THE RECONVENED SPECIAL MEETING OF SHAREHOLDERS
                             UNDER SECTION 1701.831
                            OF THE OHIO REVISED CODE

     A special meeting of shareholders (the "831 Shareholders Meeting") of Acme-Cleveland Corporation (the "Corporation") was convened and adjourned on Thursday, April 25, 1996 in connection with the tender offer commenced on March 7, 1996 by WEC Acquisition Corp., a Delaware corporation ("WEC") and a wholly owned subsidiary of Danaher Corporation, a Delaware corporation ("Danaher"), to purchase all outstanding Common Shares, $1.00 par value, of the Corporation (the "Common Shares") and all outstanding Series A Convertible Preferred Shares, without par value, of the Corporation (the "Preferred Shares"; the Preferred Shares and the Common Shares are referred to, collectively, as the "Shares") for a purchase price of $27.00 per Share, net to the seller in cash, without interest thereon (the "Offer"). All references to the Common Shares and the Shares herein shall be deemed to include the rights associated with the Common Shares (the "Rights") issued pursuant to the Rights Agreement, dated as of March 11, 1996, as amended, between the Corporation and Society National Bank, as Rights Agent (the "Rights Agreement").

     Pursuant to an agreement entered into on April 17, 1996 between the Corporation and Danaher, the 831 Shareholders Meeting was adjourned until after June 30, 1996 and the resolution of issues regarding eligibility for voting at the 831 Shareholders Meeting. On May 31, 1996, the Corporation entered into an Agreement and Plan of Merger with WEC and Danaher (the "Merger Agreement"), pursuant to which WEC has amended the Offer to increase the Offer price to $30.00 per Share (the "Increased Offer Price"). Pursuant to the Merger Agreement, the Corporation has agreed to reconvene the 831 Shareholders Meeting (the "Reconvened 831 Shareholders Meeting") at the earliest possible date and not to postpone or adjourn the Reconvened 831 Shareholders Meeting (except as a result of the absence of a quorum) without Danaher's consent, unless Danaher requests such postponement or adjournment. The Merger Agreement also includes an agreement among the parties resolving the issues of the eligibility for voting at the Reconvened 831 Shareholders Meeting.

     The enclosed proxy is solicited by the Board of Directors of the Corporation (the "Board") and Danaher for use at the Reconvened 831 Shareholders Meeting and at any adjournment thereof. This Supplemental Proxy Statement (the "Supplemental Proxy Statement") is being mailed to shareholders on or about June
  , 1996. This Supplemental Proxy Statement supersedes the Corporation's Proxy Statement dated April 4, 1996 that was mailed to shareholders on or about April 4, 1996.

     The record date for the determination of shareholders entitled to vote at the Reconvened 831 Shareholders Meeting, and any adjournments thereof (the "Record Date"), is June 13, 1996. As of the Record Date, there were
Common Shares and         Preferred Shares outstanding. Subject to limitations
imposed upon certain "interested shares" by Section 1701.831 of the Ohio Revised Code ("Section 831"), each Share is entitled to one vote on the matters to be presented at the Reconvened 831 Shareholders Meeting.

     At the Reconvened 831 Shareholders Meeting, shareholders of the Corporation will consider and vote, as required by Section 831, on whether to authorize the proposed Control Share Acquisition by WEC of all the Shares of the Corporation.
Section 831 requires that, prior to any person acquiring any interest in Shares that would entitle such person directly or indirectly to control 20% or more of the voting power of the Corporation in the election of its directors, such person obtain the authorization of the shareholders of the Corporation. The Board has unanimously determined that the Offer at the Increased Offer Price is fair to, and in the best interests of, the Corporation and its shareholders. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY RECOMMENDED THAT THE CORPORATION'S SHAREHOLDERS ACCEPT THE OFFER AT THE INCREASED OFFER PRICE, TENDER THEIR SHARES PURSUANT TO THE OFFER AT THE INCREASED OFFER PRICE, AND VOTE IN FAVOR OF THE "CONTROL SHARE ACQUISITION" PROPOSED BY DANAHER AND WEC AT THE RECONVENED 831

SHAREHOLDERS MEETING. The Control Share Acquisition is described further in the Supplement to the Offer to Purchase of Danaher and WEC, dated June 5, 1996 (the "Supplement to the Offer") which has been mailed separately to shareholders of the Corporation and in the Amended Acquiring Person Statement, dated June 5, 1996 (the "Amended Acquiring Person Statement") (attached as Exhibit A to this Supplemental Proxy Statement).

     To authorize the Control Share Acquisition, Section 831 requires (i) the presence of a quorum at the Reconvened 831 Shareholders Meeting, (ii) the affirmative vote of the holders of a majority (the "First Majority") of the Shares present in person or by proxy at the Reconvened 831 Shareholders Meeting, and (iii) the affirmative vote of the holders of a majority (the "Second Majority") of such Shares excluding Shares that are "interested shares" (as such term is defined in Ohio Revised Code Section 1701.01(CC)). Section 831 provides that a quorum shall be deemed to be present at the Reconvened 831 Shareholders Meeting if a majority of the Shares, and a majority of the "disinterested" Shares, are represented in person or by proxy at the Reconvened 831 Shareholders Meeting.

     Only holders of record of Shares as of the close of business on the Record Date are entitled to vote at the Reconvened 831 Shareholders Meeting or any adjournment thereof. Shareholders of record on the Record Date will retain their voting rights for the Reconvened 831 Shareholders Meeting even if the Shares to which such voting rights relate have been sold after the Record Date or have been, or are, tendered pursuant to the Offer at the Increased Offer Price, whether before or after the Record Date. The tender of Shares pursuant to the Offer at the Increased Offer Price does not constitute the grant to WEC or Danaher of a proxy or any voting rights with respect to the tendered Shares until such time as such Shares are accepted for payment by WEC, and no tendered Shares may be accepted for payment by WEC without the prior authorization of the Control Share Acquisition by the shareholders of the Corporation at the Reconvened 831 Shareholders Meeting.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR AUTHORIZATION OF THE CONTROL SHARE ACQUISITION PURSUANT TO THE OFFER AT THE INCREASED OFFER PRICE. Promptly complete, date, sign, and return the accompanying WHITE proxy card with the BLUE STRIPE.

     SHAREHOLDERS WHO HAVE PREVIOUSLY VOTED AGAINST AUTHORIZATION OF THE CONTROL SHARE ACQUISITION BY PROPERLY SIGNING, DATING, AND MAILING THE CORPORATION'S WHITE PROXY CARD ARE URGED TO REVOKE SUCH PROXIES AND TO VOTE FOR AUTHORIZATION OF THE CONTROL SHARE ACQUISITION BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD WITH THE BLUE STRIPE. BY COMPLETING, SIGNING, DATING, AND MAILING THE ENCLOSED WHITE PROXY CARD WITH THE BLUE STRIPE, ANY PROXY PREVIOUSLY SIGNED BY YOU WITH RESPECT TO THE CONTROL SHARE ACQUISITION WILL BE AUTOMATICALLY REVOKED.

     If you have any questions or need assistance in voting, please call Morrow & Co., Inc. at (800) 634-4458.

                        THE MERGER AND THE REVISED OFFER

     On March 7, 1996, WEC commenced a tender offer to acquire all outstanding Shares of the Corporation for a purchase price of $27.00 per Share, net to the seller in cash, without interest thereon. On May 31, 1996, the Corporation, WEC, and Danaher entered into the Merger Agreement, pursuant to which WEC has (i) amended the Offer to reflect the Increased Offer Price of $30.00 per Share; (ii) modified the conditions of the Offer to conform to the conditions of the Offer provided for in the Merger Agreement; and (iii) extended the Offer until 5 p.m. on the date of the Reconvened 831 Shareholders Meeting. The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, as soon as practicable following the expiration of the Offer, WEC will be merged into the Corporation (the "Merger"), and each then-outstanding Share not owned by Danaher, WEC, or any other direct or indirect subsidiary of Danaher (other than Shares held in the treasury of the Corporation and Shares held by dissenting shareholders who perfect their dissenters rights, if any, under Ohio law), will be cancelled and retired and be converted into the right to receive in cash an amount per Share, without interest, equal to $30.00.

     The Merger Agreement and the Merger are discussed in more detail in the Supplement to the Offer and in Amendment No. 5 to the Corporation's Schedule 14D-9 which was filed with the Securities and Exchange Commission (the "SEC") on June 5, 1996, which have been mailed separately to shareholders. The Amended Acquiring Person Statement of Danaher and WEC attached as Exhibit A to this Supplemental Proxy Statement, the Offer, the Supplement to the Offer, and Amendment No. 5 to the Corporation's Schedule 14D-9 contain important information and should be read by shareholders before any decision is made with respect to voting on authorization of the Control Share Acquisition.

     A copy of the Supplement to the Offer may be obtained without charge from
D. F. King & Co., Inc. upon written or oral request directed to 77 Water Street, New York, New York 10005, telephone (800) 628-8532 or (212) 269-5550. A copy of
Amendment No. 5 to the Corporation's Schedule 14D-9 may be obtained without charge from Morrow & Co., Inc. upon written or oral request directed to 909 Third Avenue, 20th Floor, New York, New York 10022, telephone (800) 634-4458. Such information will be provided by first class mail within one business day of receipt of the request. Copies of the Schedule 14D-9 and any amendments thereto also may be obtained from the SEC, upon payment of the SEC's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Room 1034, Washington, DC 20549. Such material is also available for inspection and, upon payment of customary charges, copying at the principal office of the SEC at the address set forth immediately above.

                       ACTIONS OF THE BOARD OF DIRECTORS

     Following the commencement of the Offer, on March 7, 1996, the Corporation's Board of Directors held a series of meetings at which it considered and reviewed the feasibility and desirability of exploring possible alternative transactions to the Offer. On March 11, 1996, the Board of Directors adopted the Rights Agreement, and on March 20, 1996, the Board of Directors determined that the $27 per Share Offer price was inadequate and not in the best interests of the Corporation and its shareholders. The Board directed the Corporation's management, with the assistance of its advisors, to explore strategic alternatives to optimize shareholder value and keep the Board advised of its progress.

     On April 17, 1996, the Corporation and Danaher entered into agreements providing that (1) the Corporation would permit Danaher to participate in the Corporation's process for the exploration of strategic alternatives to optimize shareholder value, including a possible sale of the Corporation, (2) the Corporation would provide Danaher and WEC with substantially the same information it was providing to others in connection with such process, (3) Danaher would not alter any of the material terms of its then-pending offer for the Shares (other than to terminate or extend such offer) prior to June 30, 1996, and (4) the parties would seek to adjourn the then-pending injunction hearing regarding the Ohio Control Share Law.

     On April 24, 1996, Danaher began a due diligence review of the Corporation's business and operations. As part of such review, Danaher met with management of the Corporation and was furnished with certain non-public information.

     During the same and subsequent periods, the Corporation continued to communicate with other potential purchasers of the Corporation. As of May 30, 1996, the Corporation and its representatives had communicated with over 75 companies that had been identified as potential purchasers, of whom approximately two-thirds reviewed information regarding the Corporation. Approximately 25 potential purchasers either entered into confidentiality agreements or were considering confidentiality agreements as of May 30, 1996. As of that date, however, none of the potential purchasers had presented a proposal to the Corporation for the purchase of the Corporation.

     On May 23, 1996, the Board reviewed in detail the status of the process of exploring strategic alternatives to the Offer and held discussions with the Corporation's financial advisors and legal counsel. Based on these discussions, the Board determined to continue the Corporation's process. At that point in time, Danaher had made no proposal to increase the price of its Offer.

     On May 24, 1996, the Board received a letter from Danaher stating that it was prepared to offer to acquire the Corporation at a price of $29 per outstanding Share. According to the letter, Danaher's proposal would expire at 9:00 a.m., New York time, on May 28, 1996, if the Corporation did not accept it by that time. Danaher also stated that, if the Corporation did not accept the proposal, Danaher would seek to call a special meeting of the Corporation's shareholders for the purpose of replacing the Corporation's Board of Directors and, if its nominees were elected, seek to consummate the acquisition of the Corporation pursuant to its $27 per Share Offer.

     The Corporation, after engaging in discussions with Danaher regarding price and value, advised Danaher that its proposal was neither persuasive nor compelling and that the Corporation would continue actively to explore its alternatives.

     Subsequently, on May 28, 1996, Danaher informed Acme-Cleveland that it was prepared to increase its Offer to $30 per Share (the "Increased Offer Price"). During the next three days, the Corporation's Chairman, financial advisors, and legal counsel negotiated the principal terms of the Merger Agreement with representatives of Danaher.

     Late in the afternoon on May 29, 1996, and during the early evening on May 30, 1996, the Board met to review the status of the discussions with Danaher and held further discussions with the Corporation's financial advisors with respect to the status of the process and the terms of the proposal by Danaher.

     The Board met again on May 31, 1996, to consider the proposal from Danaher and the negotiated terms of the Merger Agreement. The Board received an oral presentation from Goldman Sachs & Co. ("Goldman Sachs"), who advised the Board that, in its opinion, as of such date the $30 in cash to be received by the holders of Shares in the Offer and the Merger, taken as a unitary transaction, is fair to such holders. The Board also received a report from the Corporation's legal counsel with respect to the terms of the proposed definitive agreement.

     After lengthy review and consideration, the Board determined that acceptance of the Offer at the Increased Offer Price would be fair to and in the best interests of the Corporation and its shareholders. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDED THAT THE CORPORATION'S SHAREHOLDERS ACCEPT THE OFFER AT THE INCREASED OFFER PRICE, TENDER THEIR SHARES PURSUANT TO THE OFFER AT THE INCREASED OFFER PRICE, AND VOTE IN FAVOR OF THE CONTROL SHARE ACQUISITION PROPOSED BY DANAHER AND WEC AT THE RECONVENED 831 SHAREHOLDERS MEETING. The Board then acted to amend the Corporation's Rights Agreement to provide that it would not apply to the transactions proposed by Danaher, took certain procedural actions with respect to the 831 Shareholders Meeting and applicable Ohio statutes, and approved the Merger Agreement with Danaher and the transactions contemplated thereby.

     In reaching its conclusions and the recommendation described above at its May 31, 1996 meeting, the Board considered a number of factors, including, without limitation, the following:

          (i) The terms and conditions of the Offer, including the Increased Offer Price.

          (ii) The Board's familiarity with the Corporation's businesses, assets, financial condition, and future prospects.

          (iii) The strategic direction of the Corporation and the merits and risks of that strategic direction and the nature of the industries in which the Corporation operates.

          (iv) The strategic alternatives available to the Corporation, taking into consideration, among other things, the results of the process undertaken at the Board's direction by the management of the Corporation, with the assistance of Goldman Sachs, the Corporation's financial advisor, to explore strategic alternatives to optimize shareholder value that involved, among other things, contacting entities that the Corporation and Goldman Sachs reasonably believed would be interested in entering into a business combination transaction with the Corporation and providing certain entities with information and access to the Corporation's officials and representatives and inviting proposals.

          (v) The fact that the process of exploring strategic alternatives to optimize shareholder value undertaken by the Corporation at the direction of the Board had, to that point, not resulted in any competing proposals for the acquisition of the Corporation and that, under the terms of the Merger Agreement, the Corporation would have the right, subject to the Corporation's obligation under the Merger Agreement to pay Transaction Costs and the Termination Fee (each as defined in the Merger Agreement) as provided therein, to (a) engage in negotiations with, disclose non-public information to, and provide access to its properties, books, and records to any person who has made a Company Acquisition Proposal (as defined in the Merger Agreement) if the Board, after consultation with outside counsel to the Corporation, determines that its fiduciary duties require such actions and (b) terminate the Merger Agreement with Danaher if the Corporation receives an unsolicited written proposal with respect to a Company Acquisition Proposal that the Board determines in good faith, after consultation with its legal and financial advisors, is likely to lead to an acquisition transaction that is more favorable to shareholders of the Corporation than the Merger.

          (vi) The views of the Corporation's management as to the Corporation's financial condition and current conditions in the industries in which the Corporation's businesses operate and the Corporation's prospects for future growth and profitability.

          (vii) The oral opinion of Goldman Sachs that based upon certain considerations and assumptions, as of May 31, 1996, the $30 per share in cash to be received by shareholders in the Offer and the Merger, taken as a unitary transaction, is fair to such holders. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated June 5, 1996. The full text of Goldman Sachs' written opinion, dated June 5, 1996, delivered to the Board which sets forth the assumptions made, procedures followed, matters considered, and limits of its review, is filed as Exhibit B to this Supplemental Proxy Statement and is incorporated herein by reference. THE TEXT OF SUCH OPINION SHOULD BE READ IN CONJUNCTION WITH THIS STATEMENT.

     In reaching its recommendation, no specific weightings were given by the Board to any of the foregoing factors, although the Increased Offer Price and the matters set forth in subparagraphs (iv) and (v) above were significant factors in reaching its conclusions. Such a determination of specific weightings would, in the Board's view, be impracticable. In addition, individual members of the Board may have given various weightings to different factors.

                             OHIO CONTROL SHARE LAW

     The Ohio Control Share Law provides that unless the articles of incorporation or the regulations of an issuing public corporation (such as the Corporation) provide otherwise, any control share acquisition of such corporation shall be made only with the prior authorization of the shareholders.

     A "control share acquisition" means the acquisition, directly or indirectly, by any person of shares of an issuing public corporation that, when added to all other shares of the issuing public corporation in respect of which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after such acquisition, directly or indirectly, alone or with others, to control any of the following ranges of voting power of such issuing public corporation in the election of directors: (a) one-fifth or more but less than one-third of such voting power, (b) one-third or more but less than a majority of such voting power, or (c) a majority or more of such voting power.

     Any person who proposes to make a control share acquisition must deliver an "acquiring person statement" to the issuing public corporation, which statement shall include: (a) the identity of the acquiring person, (b) a statement that the acquiring person statement is given pursuant to the Ohio Control Share Law,
(c) the number of shares of the issuing public corporation owned, directly or indirectly, by such acquiring person, (d) the range of voting power in the election of directors under which the proposed acquisition would, if consummated, fall (i.e., in excess of 20%, 33 1/3%, or 50%), (e) a description of the terms of the proposed acquisition, and (f) representations of the acquiring person that the acquisition will not be contrary to the law and that such acquiring person has the financial capacity to make the proposed acquisition (including the facts upon which such representations are based). Danaher and WEC delivered an acquiring person statement to the Corporation on March 7, 1996 and the Amended Acquiring Person Statement to the Corporation on June 5, 1996.

     The issuing public corporation is required to send a notice of the special meeting as promptly as reasonably practicable to all shareholders of record as of the record date set for such meeting, together with a copy of the acquiring person statement and a statement of the issuing public corporation, authorized by its directors, of its position or recommendation, or that it is taking no position, with respect to the proposed control share acquisition. The Board of Directors of the Corporation has set July 2, 1996 as the date of the Reconvened 831 Shareholders Meeting, and the Amended Acquiring Person Statement is attached hereto as Exhibit A (without the Supplement to the Offer which is Exhibit A to the Amended Acquiring Person Statement and has previously been mailed to shareholders of the Corporation).

     The acquiring person may make the proposed control share acquisition only if, (a) at a meeting at which a quorum is present, a majority of the voting power entitled to vote in the election of directors represented (in person or by proxy) at such meeting and a majority of such voting power excluding "interested shares," authorize the control share acquisition and (b) such acquisition is consummated, in accordance with the terms so authorized, within 360 days following such authorization. "Interested shares" is defined in the Ohio Control Share Law to mean shares as to which any of the following may exercise or direct the exercise of voting power in the election of directors: (i) an acquiring person, (ii) an officer of the issuing public corporation elected or appointed by its directors, or (iii) any employee of the issuing public corporation who is also a director of such corporation. "Interested shares" also includes shares of the issuing public corporation acquired, directly or indirectly, by any person or group for valuable consideration during the period beginning with the date of the first public disclosure of a proposed control share acquisition of the issuing public corporation or any proposed merger, consolidation, or other transaction which would result in a change in control of the corporation or all or substantially all of its assets, and ending on the date of any special meeting of the corporation's shareholders held thereafter pursuant to the Ohio Control Share Law for the purpose of voting on a control share acquisition proposed by an acquiring person, if the aggregate consideration paid or otherwise given by the person who acquired the shares, and any other persons acting in concert with such person, for all shares exceeds $250,000.

     The foregoing summary does not purport to be a complete statement of the provisions of the Ohio Control Share Law, and is qualified in its entirety by reference to the Ohio Control Share Law.

     Shareholders should note that, because the Board of Directors of the Corporation and Danaher are soliciting proxies to be voted FOR the proposed Control Share Acquisition at the Increased Offer Price at the Reconvened 831 Shareholders Meeting, the Corporation has eliminated from the enclosed WHITE proxy card with the BLUE STRIPE the certification (that had been included on the white proxy card included with the 831 Proxy Statement) as to whether or not any Shares held by a shareholder constituted "interested shares" for purposes of the Ohio Control Share Law. In lieu of the use of the certification, "interested shares" (other than those owned by Danaher and officers of the Corporation) will be excluded from voting to determine whether the Control Share Acquisition is approved by the Second Majority for purposes of the Ohio Control Share Law to the extent that any such "interested shares" are (i) identified by the holder or holders thereof to the Inspector of Election or (ii) are otherwise determined by the Inspector of Election to represent "interested shares" on the basis of the record list of the Corporation's shareholders. In addition, the appointments previously made by the Corporation of Inspectors of Election for the 831 Shareholders Meeting have been withdrawn and KeyCorp Shareholder Services, Inc. has been appointed to serve as the sole Inspector of Election for the Reconvened 831 Shareholders Meeting.

     AUTHORIZATION BY THE SHAREHOLDERS OF THE CONTROL SHARE ACQUISITION IS INDEPENDENT OF ANY DECISION BY SHAREHOLDERS WHETHER OR NOT TO TENDER THEIR SHARES PURSUANT TO THE OFFER AT THE INCREASED OFFER PRICE. Consummation of the Offer and the Merger, however, are conditioned, among other things, upon shareholder authorization of the Control Share Acquisition pursuant to Section
831. Therefore shareholders wishing to receive $30.00 per Share should vote to facilitate the Offer by authorizing the Control Share Acquisition.

          VOTING PROCEDURES AT THE RECONVENED 831 SHAREHOLDERS MEETING

     If the Corporation's form of proxy is signed and returned without specifying a choice, the Shares represented thereby will be voted FOR authorization of the Control Share Acquisition. If a shareholder abstains from voting on the Control Share Acquisition (marking "abstain" on the form of proxy), those Shares will be considered as being present at the Reconvened 831 Shareholders Meeting for quorum purposes, but the abstention will have the practical effect of a "no" vote. If a broker indicates on the form of proxy that it does not have discretionary authority as to certain Shares to vote on the Control Share Acquisition, those Shares will be considered as being present at the Reconvened 831 Shareholders Meeting for quorum purposes but not entitled to vote with respect to such matter, and therefore will also have the practical effect of a "no" vote.

                            SOLICITATION OF PROXIES

     WHITE proxy cards with the BLUE STRIPE solicited by the Board of Directors of the Corporation and Danaher accompany this Supplemental Proxy Statement. A shareholder may use that proxy card if he or she is unable to attend the Reconvened 831 Shareholders Meeting in person. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice of such revocation to the Secretary of the Corporation, 30100 Chagrin Boulevard, Suite 100, Pepper Pike, Ohio 44124-5705, or by submitting a proxy card having a later date, or by such person appearing at the 831 Shareholders Meeting and electing to vote in person.

     All proxies validly submitted and not revoked will be voted in the manner specified therein in determining whether the Control Share Acquisition has been approved by the First Majority. All proxy cards validly submitted will be voted in determining whether the Control Share Acquisition has been approved by the Second Majority, except to the extent that the Shares represented by the proxies are identified as "interested shares" under the Ohio Control Share Law. See "OHIO CONTROL SHARE ACQUISITION LAW" herein. If no specification is made on a WHITE proxy card with the BLUE STRIPE, the Shares represented by a WHITE proxy card with the BLUE STRIPE will be voted FOR authorization of the Control Share Acquisition. Neither abstentions nor broker non-votes will be counted as voting in favor of the Control Share Acquisition. As a consequence, abstentions and broker non-votes will have the same effect as votes against the Control Share Acquisition.

     The Corporation will bear the cost of its solicitation of proxies for the Reconvened Shareholders Meeting from shareholders. In addition to using the mails, proxies may be solicited by personal interview, telephone, e-mail, and wire. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward proxy soliciting material to their principals and obtain authorizations for, and appropriate certifications in connection with, the execution of proxy cards. Officers and other employees of the Corporation, acting on its own behalf, may solicit proxies personally. The Corporation has retained Morrow & Co., Inc. to assist in such solicitation. The fee of Morrow & Co., Inc. is estimated to be $15,000 plus reasonable out-of-pocket costs and expenses. The Corporation does not expect to pay any other compensation for solicitation of proxies, but will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy material to, and obtaining proxies and certifications from, their principals.

     Danaher has advised the Corporation that it may solicit proxies pursuant to this Supplemental Proxy Statement and that such solicitations may be made by directors, officers, investor relations personnel, and other employees of Danaher or WEC, none of whom will receive additional compensation for such solicitations.

     Danaher has also advised the Corporation that it has retained D.F. King & Co., Inc. ("King") for solicitation services in connection with this solicitation. King will be paid an aggregate fee of approximately $30,000 for acting (a) as proxy solicitor in connection with this solicitation and (b) as Information Agent in connection with the Offer. King may also receive additional reasonable and customary compensation for providing additional advisory services in connection with this solicitation and any other proxy solicitations Danaher may undertake with respect to the Corporation. Danaher has also agreed to reimburse King for its reasonable out-of-pocket expenses and to indemnify King against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. King will solicit proxies from individuals, brokers, bank nominees, and other institutional holders.

     The cost of soliciting proxies by Danaher or any of its subsidiaries and King for the Reconvened 831 Shareholders Meeting is being borne by Danaher. Neither Danaher nor any such subsidiary will seek reimbursement for such expenses from the Corporation.

     No matters may come before the Reconvened 831 Shareholders Meeting other than the Control Share Acquisition. In the event, however, that a quorum is not present at the Reconvened 831 Shareholders Meeting for one or both of the votes to be taken on the Control Share Acquisition, as discussed more fully in the sixth paragraph of this Supplemental Proxy Statement, the holders of a Majority of the Shares represented at the Reconvened 831 Shareholders Meeting, whether or not a quorum is present, may vote to adjourn the Reconvened 831 Shareholders Meeting to a later date and the proxy solicitors may take any and all action required to initiate a vote upon and to effect the adjournment of the Reconvened 831 Shareholders Meeting.

     Neither the Corporation nor, to the best of the Corporation's knowledge, any person acting on its behalf, intends to employ, retain, or compensate any person other than those discussed in the preceding seven paragraphs to make solicitations or recommendations to the shareholders of the Corporation in connection with the transactions contemplated by the Offer.

     Proxies representing any Shares held in the names of a brokerage firm, bank, bank nominee, or other institution on the Record Date can be executed only upon receipt of specific instructions by such brokerage firm, bank, bank nominee, or other institution. Accordingly, please contact the person responsible for your account and instruct that person to execute the WHITE proxy card with the BLUE STRIPE with respect to Shares you own beneficially.

                          INTERESTS OF CERTAIN PERSONS

     This section describes certain contracts, agreements, arrangements and understandings and potential conflicts of interest between the Corporation and its affiliates and certain of its executive officers, directors and affiliates.

SUPPLEMENTAL PENSION PLAN FOR CERTAIN KEY EXECUTIVES

     Effective October 1, 1990, the Corporation established a supplemental pension plan (the "Supplemental Pension Plan") for certain officers and key executives of the Corporation over the age of 45 who are approved by the Management Evaluation and Compensation Committee of the Board of Directors. Current executive officers of the Corporation or its subsidiaries (or persons who served as executive officers of the Corporation or any of its subsidiaries at any time since the beginning of the last fiscal year) who are participants in the Supplemental Pension Plan are Francis R. Appeldorn, William M. Lombardi, Earl J. Bellisario, Donna M. Flammang, Diane O. McDaniel, Jon Slaybaugh and James E. Helton. Under the Supplemental Pension Plan, a participant is entitled to receive a retirement benefit equal to 50% of his average compensation (salary plus bonus, whether or not deferred) for the last three complete fiscal years as a full-time employee of the Corporation, reduced by any pension benefits received under any other retirement plan financed by the Corporation or any prior employer and any amount received as the participant's primary social security benefit. Besides benefits payable upon retirement, the Supplemental Pension Plan also provides certain surviving spouse benefits and acceleration of benefit payments upon a "Change in Control" of the Corporation as defined in the Supplemental Pension Plan. On March 11, 1996, the Board of Directors of the Corporation approved an amendment to the Supplemental Pension Plan to provide for full vesting of benefits under the Supplemental Pension Plan for those participants who have completed at least five years of service in the event of a Change in Control. The Supplemental Pension Plan previously provided generally for full vesting for those participants who have completed at least ten years of service and attained the age of 55. On March 19, 1996, the Board of Directors modified the Supplemental Pension Plan to provide a Change in Control definition that is consistent with other programs of the Corporation. The commencement of the Offer and the submission by

WEC and Danaher of their Acquiring Person Statement on March 7, 1996 each constituted a Change in Control as defined in the modified Supplemental Pension Plan that has become irrevocable.

EMPLOYMENT AGREEMENT WITH MR. SWIFT

     David L. Swift, Chairman of the Board, President and Chief Executive Officer of the Corporation, entered into an employment agreement with the Corporation effective July 26, 1989. The agreement was for an initial term of three years and provides for a base salary of not less than $250,000 per year and an annual bonus in an amount determined by the Management Evaluation and Compensation Committee, based upon its assessment of his performance. The term of the agreement can be extended for additional one year periods, but in no event will the term be extended beyond September 30, 2001.

     Under the agreement, Mr. Swift is entitled to receive a retirement benefit equal to 50% of the annual average of his compensation (salary plus bonus, whether or not deferred) for the last three complete fiscal years as a full-time employee of the Corporation, reduced by any pension benefits received under any other retirement plan financed by the Corporation or any prior employer, and any amounts received by Mr. Swift on or after the date he attains age 62 as his primary social security benefit. Upon Mr. Swift's voluntary termination or termination for cause, no remuneration payments would be due him except retirement benefits and amounts that he may have had credited to his deferred compensation account.

     Upon termination of Mr. Swift's employment, other than voluntary termination by Mr. Swift or termination for disability or for cause by the Corporation, Mr. Swift will be entitled to receive an amount equal to his base salary at the highest monthly rate paid to him prior to termination plus an amount equal to the rate, on a monthly basis, of his most recent bonus under the Corporation's annual incentive plan for a period of 36 months or, if shorter, for the remainder of the contract term. A "change in control" of the Corporation, as a result of which Mr. Swift determines in good faith that he cannot continue to fulfill the responsibilities for which he is employed, may be treated by him as a termination by the Corporation. The commencement of the Offer constituted a change in control as defined in the agreement.

     On March 19, 1996, the Board of Directors of the Corporation updated and modified the agreement to provide (among other things) for a lump sum payment of severance benefits thereunder and for the Corporation's obligations thereunder to be unconditional. On the same date the Board of Directors also updated and modified Mr. Swift's supplemental pension plan to add a change in control definition that is consistent with the Corporation's other programs.

SEVERANCE PAY AGREEMENTS WITH CERTAIN KEY EXECUTIVES

     Effective as of July 1, 1994, the Corporation entered into severance pay agreements with the following key executives: Earl J. Bellisario, Donna M. Flammang, Diane O. McDaniel, Jon Slaybaugh, and James E. Helton. The severance pay agreements provide for certain payments, as defined in the agreement, if, within three years after a "Change of Control" (as defined in the agreement) occurs, the executive's employment with the Corporation is terminated (a) by the executive for good reason or (b) by the Corporation other than for cause or as a result of the executive's disability or death. Such payments consist of all accrued but unpaid base salary, all accrued but unpaid incentive compensation, if any, and a cash payment equal to the value of the executive's accrued but unused vacation, in addition to a lump sum cash amount equal to the sum of: (i) three times the executive's annual base salary, plus (ii) one times the executive's average annual incentive compensation, except that if there are fewer than thirty-six whole months remaining from the termination date to the executive's normal retirement date, that portion of the lump sum cash payment otherwise provided for in (i) above shall be reduced to an amount equal to (x) 1/36th of the portion otherwise provided for in (i) above, multiplied by (y) the number of months in the period starting on the termination date and ending on the executive's normal retirement date.

     On March 11, 1996, the Board of Directors of the Corporation authorized the Corporation to enter into severance pay agreements with the following additional officers of the Corporation or of a subsidiary of the Corporation: Ronald C. Drabik, Kenneth B. Neighbors, Mark H. Hoffman, and Joseph C. McCarty. The Board of Directors also ratified a previously existing severance pay agreement with Alan G. Hutcheson, an officer of a subsidiary of the Corporation. These severance pay agreements were in substantially the same form and confer substantially the same benefits as the severance pay agreements described in the immediately preceding paragraph. On March 20, 1996, the Board of Directors authorized amendments to all of the severance pay agreements to remove the "excess parachute payment" limit and to provide for a "gross up" for any related excise tax (the only purpose of which is to keep the executive from being penalized by an extra excise tax). The commencement of the Offer and the submission by WEC and Danaher of their Acquiring Person Statement on March 7, 1996 each constituted a Change of Control as defined in the severance pay agreements that have become irrevocable.

PERFORMANCE AND EQUITY INCENTIVE PLAN

     On October 11, 1993, the Board of Directors of the Corporation adopted, subject to shareholder approval, a Performance and Equity Incentive Plan (the "Incentive Plan"). The Incentive Plan was approved by the shareholders of the Corporation on January 27, 1994. All employees of the Corporation and its subsidiaries are eligible to participate in the Incentive Plan, and all non-employee Directors of the Corporation are eligible to receive director options under the Incentive Plan. In the event of a change in control of the Corporation, unless the Board of Directors determines otherwise, (i) all outstanding stock options, stock appreciation rights, and stock purchase rights become fully exercisable, (ii) all restrictions and conditions applicable to restricted stock and other awards exercisable for Common Shares are deemed to have been satisfied, and (iii) all cash awards are deemed to have been fully earned. The commencement of the Offer and the submission by WEC and Danaher of their Acquiring Person Statement on March 7, 1996 each constituted a Change of Control as defined in the Incentive Plan.

TRUSTS TO SECURE FUTURE PAYMENTS UNDER CERTAIN BENEFIT PLANS

     On March 19, 1996, the Board of Directors of the Corporation authorized the creation of a new revocable trust and a new irrevocable trust to secure future payments under the Supplemental Pension Plan and the severance and employment agreements for certain current and former executives, consistent with the Board of Director's prior policy that employee benefits be secured, and authorized the payment by the Corporation of approximately $10.9 million to the new revocable trust, which provides for the payment of the funds to the Corporation's preexisting irrevocable trust and to the new irrevocable trust upon the occurrence of an "irrevocable Change of Control" as defined in the new revocable trust. On March 20, 1996, the Board of Directors authorized the payment of an additional $500,000 to the new revocable trust. The consummation of the Offer (if WEC, Danaher and their respective affiliates thereafter become in the aggregate beneficial owners of more than 50% of the Common Shares then outstanding) would, among other events set forth in the new revocable trust, constitute an irrevocable Change of Control as defined in the new revocable trust.

RECENT DEVELOPMENTS

     At the May 30 Board meeting, the Board authorized the payment of bonuses on a proportional basis for fiscal year 1996 to officers and corporate office bonus rated employees of the Company up to an aggregate of $500,000. On May 31st, it was determined that proportional bonuses would be paid initially in an aggregate amount of $300,000 to certain officers and corporate office bonus rated employees. The following executive officers of the Corporation received these proportional bonuses in an aggregate amount of $243,000: David L. Swift, Earl J. Bellisario, Ronald C. Drabik, Kenneth B. Neighbors, Diane O. McDaniel, and Donna
M. Flammang.

     At the May 31 Board meeting, the Board exercised its discretion to accelerate the date on which outstanding options become exercisable under the Acme-Cleveland Corporation 1985 Employees Stock Option and Stock Appreciation Rights Plan to the date of the execution of the Merger Agreement. As a result of this acceleration and the execution of the Merger Agreement, an aggregate of 15,500 options held by the following executive officers of the Corporation became exercisable: David L. Swift, Earl J. Bellisario, Diane O. McDaniel, Donna
M. Flammang, and James Helton. In addition, the Board determined at the same meeting to accelerate the payment of all amounts in the accounts under the Corporation's Deferred Compensation Plan to a date no later than sixty days following the execution of the Merger Agreement. As a result of this determination by the Board and the execution of the Merger Agreement, the payment of deferred compensation in the aggregate amount of $296,545.91 was accelerated for the following executive officers of the
Corporation: Mr. Swift, Mr. Helton, and Mr. Bellisario. At the May 31 Board meeting, the Board also exercised its discretion to cause certain restrictions on Common Shares which were the subject of Restriction Agreements dated December 7, 1994 to lapse on the date of the execution of the Merger Agreement. As a result of this action by the Board and the execution of the Merger Agreement, restrictions lapsed on 18,583 Common Shares held by the following executive officers of the Corporation: Mr. Swift, Mr. Bellisario, Ms. McDaniel, and Ms. Flammang.

     In accordance with the provisions of the Merger Agreement, the officers and directors of WEC at the Effective Time (as defined in the Merger Agreement) will be the officers and directors of the surviving corporation after the consummation of the Merger until successors are duly elected or appointed and qualified. The failure to retain the officers of the Corporation as officers of the surviving corporation will qualify as good reason to terminate for purposes of the severance pay agreements between the Corporation and certain executive officers of the Corporation or a subsidiary of the Corporation and the employment agreement between the Corporation and Mr. Swift, entitling such persons to receive lump sum payments under such contracts upon such termination.

                               SECURITY OWNERSHIP

     The following table sets forth, as of June   , 1996, information furnished
to the Corporation with respect to persons known by the Corporation to be the beneficial owners of more than 5% of any class of the Corporation's voting securities:

                                                                   NUMBER           PERCENT
                       NAME AND ADDRESS OF                       OF SHARES            OF
                        BENEFICIAL OWNER                     BENEFICIALLY OWNED      CLASS
     ------------------------------------------------------- ------------------     -------
     SERIES A CONVERTIBLE PREFERRED SHARES
       Marylou P. Hillyer, as Executrix
       under the Will of Curtis Hillyer.....................       161,374(1)          100%

- ---------------

(1) Marylou P. Hillyer, as Executrix under the Will of Curtis Hillyer, had sole voting and investment power with respect to all of the Corporation's Preferred Shares, which are convertible into a total of 161,374 Common Shares, or 2.46% of the Common Shares outstanding following conversion. Mrs. Hillyer's address is 74 Stewart Road, Short Hills, New Jersey 07078.

     The following table sets forth, as of June   , 1996, information furnished
to the Corporation with respect to the beneficial ownership by the Corporation's Chief Executive Officer, each of the Corporation's four other most highly compensated executive officers, each Director and all Directors and executive officers as a group, of the Corporation's Common Shares. No Director or executive officer owns any Preferred Shares.

                                                                 NUMBER OF          PERCENT
                    DIRECTOR, NOMINEE, NAMED                   COMMON SHARES          OF
                   EXECUTIVE OFFICER, OR GROUP               BENEFICIALLY OWNED      CLASS
     ------------------------------------------------------- ------------------     -------
     Theodore M. Alfred.....................................        11,100           0.17
     Stephen M. DuBrul, Jr..................................         5,000           0.08
     Hugh B. Jacks..........................................         3,756           0.06
     Gerald C. McDonough....................................         4,884           0.07
     Donald R. Melville.....................................         4,500           0.07
     Terry S. Parker........................................         1,000           0.02
     Paul J. Powers.........................................         3,637           0.06
     David L. Swift(1)......................................       311,609           4.73
     Robert M. Taylor.......................................         5,312           0.08
     Karl E. Ware...........................................         5,865           0.09
     Earl J. Bellisario(2)..................................        57,468           0.87
     Mark H. Hoffman(3).....................................         4,087           0.06
     Jon Slaybaugh(4).......................................         7,255           0.11
     James E. Helton(5).....................................        10,761           0.16
     19 Directors and executive officers including those
       listed above(6)......................................       463,306           7.03

- ---------------

(1) Includes 233,000 Common Shares subject to options that are exercisable within 60 days of the date hereof and 40,000 Common Shares available within 60 days of the date hereof under the Corporation's Performance and Equity Incentive Plan (the "Performance Plan").

(2) Includes 38,000 Common Shares subject to options that are exercisable within 60 days of the date hereof and 11,000 Common Shares available within 60 days of the date hereof under the Performance Plan.

(3) Includes 2,000 Common Shares subject to options that are exercisable within 60 days of the date hereof and 2,000 Common Shares available within 60 days of the date hereof under the Performance Plan.

(4) Mr. Slaybaugh resigned as an officer of the Corporation on May 17, 1996.

(5) Includes 8,000 Common Shares subject to options that are exercisable within 60 days of the date hereof and 2,500 Common Shares available within 60 days of the date hereof under the Performance Plan.

(6) Includes 354,800 Common Shares subject to options that are exercisable within 60 days of the date hereof and 68,000 Common Shares available within 60 days of the date hereof under the Performance Plan.

     Beneficial ownership of each of the Common Shares listed in the foregoing table is comprised of either sole voting power and sole investment power, or voting power and investment power that is shared with the spouse of the Director or executive officer. The table includes Common Shares subject to options which are exercisable within 60 days held by all Directors and executive officers as a group, Common Share equivalents held as of May 30, 1996 in the Acme-Cleveland Corporation and Subsidiaries Retirement Savings Plan for the benefit of officers, and Common Shares held for the benefit of certain Directors who participate in the Non-Employee Directors' Deferred Equity Compensation Plan. The table does not include Common Share equivalents credited to the deferred compensation account of any executive officer. By action of the Board of Directors of the Corporation taken on May 31, 1996, the exercisability of all then outstanding stock options was accelerated to that date. Accordingly, information with respect to options exercisable within 60 days of the date of the Supplemental Proxy Statement includes all outstanding options held by an individual officer and by all officers and directors as a group. Under the terms of the Merger Agreement, at the earlier of the time of the purchase of Shares of the Corporation pursuant to the Offer or the effective time of the Merger, subject to obtaining the consent of each holder thereof, each then outstanding option to purchase Shares will be cancelled and converted into the right to receive, without interest, an amount in cash equal to the excess of $30.00 per Share over the exercise price per Share of the option.

NO DISSENTERS RIGHTS

     Dissenters rights are not available to the shareholders of an "issuing public corporation" in connection with the authorization of a "control share acquisition" under the Ohio Control Share Law.

SHAREHOLDER PROPOSALS

     Any shareholder of the Corporation who wishes to submit a proposal for presentation to the 1997 Annual Meeting of Shareholders, if the Merger has not been consummated prior to the date the meeting is to be held and if such meeting is to be held, must submit the proposal to Acme-Cleveland Corporation at its principal executive offices not later than August 17, 1996, for inclusion, if appropriate, in the Corporation's proxy statement and the form of proxy relating to the 1997 Annual Meeting.

By Order of the
Board of Directors

                                          DONNA M. FLAMMANG
                                          Vice President, Secretary

June   , 1996

                                                                       EXHIBIT A

                                 SUPPLEMENT TO

                           ACQUIRING PERSON STATEMENT

                        Pursuant to Section 1701.831 of
                             the Ohio Revised Code*

                           ACME-CLEVELAND CORPORATION
                      (Name of Issuing Public Corporation)

                         30100 Chagrin Blvd., Suite 100
                            Pepper Pike, Ohio 44124

                    (Address of Principal Executive Offices)

                          WEC ACQUISITION CORPORATION
                                      AND
                              DANAHER CORPORATION
                              (Acquiring Persons)

     This Supplement to Acquiring Person Statement is being delivered to Acme-Cleveland Corporation, an Ohio corporation (the "Company"), pursuant to
Section 1701.831 of the Ohio Revised Code by WEC Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Danaher Corporation, a Delaware corporation ("Parent"), and Parent, and relates to the transactions contemplated by the tender offer by Purchaser to purchase all outstanding common shares, par value $1 per share (and the associated rights) ("Common Shares"), and all outstanding Series A Convertible Preferred Shares, without par value (the "Preferred Shares" and, together with the Common Shares, the "Shares"), at a price of $30 per Share net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 7, 1996 (the "Offer to Purchase"), as amended and supplemented by the Supplement to the Offer to Purchase dated June 5, 1996 (the "Supplement"), a copy of each of which is attached hereto as Exhibit A and incorporated by reference herein. This Supplement to Acquiring Person Statement amends and supplements the Acquiring Person Statement dated March 7, 1996 of Purchaser and Parent (the "Acquiring Person Statement ") and should be read in conjunction with the Acquiring Person Statement. Except as otherwise set forth in this Supplement to Acquiring Person Statement, the information set forth in the Acquiring Person Statement remains applicable to the control share acquisition to which the Acquiring Person Statement and this Supplement to Acquiring Person Statement relate.

ITEM 1. IDENTITY OF THE ACQUIRING PERSON.

     Item 1 of the Acquiring Person Statement is amended and supplemented as follows:

          The information set forth in the Introduction and "Certain Information Concerning Parent and the Purchaser" of the Offer to Purchase as amended and supplemented by the information set forth in the Introduction and "Certain Information Concerning Parent" of the Supplement is incorporated herein by reference.

- ---------------

* Notwithstanding the making and delivery of this Statement, all rights are reserved (i) to challenge the constitutionality of all or any part of Section 1701.831 and related provisions of the Ohio Revised Code and their application to the Offer to Purchase and/or (ii) to seek an amendment to the Regulations of the Company providing that Section 1701.831 and related provisions of the Ohio Revised Code do not apply to control share acquisitions of Shares, including pursuant to the Offer to Purchase.

ITEM 2. RANGE OF VOTING POWER.

     Item 4 of the Acquiring Person Statement is amended and supplemented as follows:

          Purchaser and Parent propose to acquire all of the outstanding Shares in accordance with and as contemplated by the terms of the Offer to Purchase as amended and supplemented by the Supplement. The proposed control share acquisition, if consummated, would result in the acquisition of a majority or more of the voting power as described in subparagraph (c) of paragraph (Z)(1) of Section 1701.01 of the Ohio Revised Code.

ITEM 3. TERMS OF THE PROPOSED CONTROL SHARE ACQUISITION.

     Item 5 of the Acquiring Person Statement is amended and supplemented as follows:

          The information set forth in the Introduction, "Terms of the Offer", "Source and Amount of Funds", "Background of the Offer", "Purpose of the Offer, Plans for the Company", and "Certain Conditions of the Offer" of the Offer to Purchase, as amended and supplemented by the information set forth in the Introduction, "Amended Terms of the Offer", "Source and Amount of Funds", "Background of the Offer and Contacts with the Company", "Merger Agreement" and "Certain Conditions of the Offer" of the Supplement is incorporated herein by reference.

ITEM 4. REPRESENTATIONS OF LEGALITY; FINANCIAL CAPACITY.

     Item 6 of the Acquiring Person Statement is amended and supplemented as follows:

          Purchaser and Parent represent that the proposed control share acquisition will not be contrary to law and that they have the financial capacity to make such proposed control share acquisition. The information set forth in "Certain Legal Matters" and "Source and Amount of Funds" of the Offer to Purchase, as amended and supplemented by the information set forth in "Certain Legal Matters" and "Source and Amount of Funds" of the Supplement is incorporated herein by reference.

                               WEC ACQUISITION CORPORATION

Dated: June 5, 1996            By: /s/  James H. Ditkoff
                                   ----------------------------------
                                   Name: James H. Ditkoff
                                   Title: Vice President

                               DANAHER CORPORATION

Dated: June 5, 1996            By: /s/  James H. Ditkoff
                                   ----------------------------------
                                   Name: James H. Ditkoff
                                   Title: Vice President -- Finance and Tax

                                                                     EXHIBIT B

Goldman, Sachs & Co.  85 Broad Street  New York, New York 10004
Tel: 212-902-1000

                                                                        GOLDMAN
                                                                        SACHS

PERSONAL AND CONFIDENTIAL

June 5, 1996

Board of Directors
Acme-Cleveland Corporation
30100 Chagrin Boulevard, Suite 100
Pepper Pike, OH 44124-5705

Gentlemen:

You have requested our opinion as to the fairness to the holders, other than Danaher Corporation ("Buyer"), WEC Acquisition Corporation ("WEC") and any other subsidiaries of Buyer, of the outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), and the Series A Convertible Preferred Shares, no par value (the "Preferred Stock" and together with the Common Stock, the "Shares") of Acme-Cleveland Corporation (the "Company") of the $30.00 per Share in cash proposed to be paid by WEC in the Tender Offer and the Merger (each as defined below) pursuant to the Agreement and Plan of Merger dated as of May 31, 1996 amoung Buyer, WEC, a wholly-owned subsidiary of Buyer, and the Company (the "Agreement"). The Agreement provides for a tender offer for all of the Shares (the "Tender Offer") pursuant to which WEC will pay $30.00 per Share in cash for each Share accepted. The Agreement further provides that following completion of the Tender Offer, WEC will be merged into the Company (the "Merger") and each outstanding Share (other than Shares already owned by Buyer, WEC or any other subsidiaries of Buyer) will be converted into the right to receive $30.00 in cash.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement.

In connection with this opinion, we have reviewed, among other things, the Agreement; Buyer's Offer to Purchase, dated March 7, 1996, and the amendments thereto; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended September 30, 1995; certain interim reports to stockholders and Quarterly Reports on Form 10-Q; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as we considered appropriate.

     New York | London | Tokyo | Boston | Chicago | Dallas | Frankfurt |
          George Town | Hong Kong | Houston | Los Angeles | Memphis Miami | Milan | Montreal | Osaka | Paris | Philadelphia |
      San Francisco | Singapore | Sydney | Toronto | Vancouver | Zurich

Acme-Cleveland Corporation
June 5, 1996
Page Two

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal.

Based upon the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof the $30.00 in cash to be received by the holders, other than Buyer, WEC and any other subsidiaries of Buyer, of Shares in the Tender Offer and the Merger, taken as a unitary transaction, is fair to such holders.

Very truly yours,

/s/  GOLDMAN, SACHS & CO.

GOLDMAN, SACHS & CO.

                     [LOGO]    ACME-CLEVELAND CORPORATION

            THIS PROXY FOR THE RECONVENED SPECIAL MEETING OF SHAREHOLDERS
         TO BE HELD ON JULY 2, 1996 IS SOLICITED BY THE BOARD OF DIRECTORS
   P
         At the Reconvened Special Meeting of Shareholders of ACME-CLEVELAND
   R CORPORATION to be held on July 2, 1996, and at any adjournment thereof, THEODORE M. ALFRED, GERALD C. MCDONOUGH, and PAUL J.
   O POWERS, and each of them, with several powers of substitution and resubstitution, are hereby authorized to represent me and vote my
   X shares upon the proposal to authorize as required by Section 1701.831 of the Ohio Revised Code the proposed control share
   Y     acquisition by WEC Acquisition Corporation, as more fully described
         in the Corporation's Supplemental Proxy Statement dated June   ,
         1996 (the "Proxy Statement").





                                                                SEE REVERSE
                                                                   SIDE

            X   PLEASE MARK YOUR                                           SHARES IN YOUR NAME  REINVESTMENT SHARES
                VOTES AS IN THIS
                EXAMPLE.

                                                                      FOR       AGAINST     ABSTAIN
                                       Proposed control
                                       share acquisition by        /     /      /     /      /    /
                                       WEC Acquisition
                                       Corporation.

                                                  THE BOARD OF DIRECTORS
                                             RECOMMENDS A VOTE FOR THE PROPOSAL.


SIGNATURE(S)  ___________________________________________________________   DATE

SIGNATURE(S)  ___________________________________________________________   DATE
       NOTE: Please sign your name as it appears in print and, in case of multiple or joint ownership, all should sign.